EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Of Ceramics Process Systems Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-18398 and 333-129620) of Ceramics Process Systems Corporation of our report dated March 8, 2004, relating to the consolidated financial statements of Ceramics Process Systems Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2005.

Sansiveri, Kimball & McNamee, L.L.P.

Providence, Rhode Island
March 29, 2006